EXHIBIT 23 -- CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37253, Form S-8 No. 33-37829, Form S-8 No. 33-16362, Form S-8
No.  2-93268,  Form S-8 No. 2-65503 and Form S-8 No.  333-83598) of Scan-Optics,
Inc. of our report dated February 22, 2002 with respect to the consolidated financial statements and schedule of Scan-Optics, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2001.



/s/ Ernst & Young LLP

Hartford, Connecticut
March 27, 2002